UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

MiniMed Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43183	33-3985981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18000 Devonshire St.

Northridge, CA 91325

(Address of principal executive offices) (Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	MMED	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, the Board of Directors (the “Board”) of MiniMed Group, Inc. (“MiniMed”) increased the size of the Board from nine to 11 and appointed David Endicott and Linnea Burman to serve as a directors of the Board to fill the resulting vacancies, effective June 29, 2026.

Mr. Endicott will serve as a class I director whose term expires at the 2026 annual meeting of stockholders and will be a member of the Board’s Compensation and Talent Committee.

Mr. Endicott currently serves as Chief Executive Officer of Alcon, Inc. (NYSE: ALC; SWX: ALC), an eye care company, and has served as a member of Alcon’s board of directors since 2019. Prior to joining Alcon, Inc., Mr. Endicott held senior leadership roles at various healthcare organizations, including as Chief Executive Officer and Chief Operating Officer of Alcon Laboratories, Inc., President of Hospira Infusion Systems at Hospira, Inc., and various commercial and regional leadership roles at Allergan, Inc. Mr. Endicott holds an M.B.A. from the University of Southern California and a B.A. in Chemistry from Whitman College.

The Board has determined that Mr. Endicott is “independent” in accordance with the rules of The Nasdaq Stock Market LLC, the Securities and Exchange Commission (the “SEC”) and MiniMed’s corporate governance guidelines. Mr. Endicott does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding pursuant to which he was selected as a director of the Board.

Mr. Endicott’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of MiniMed as described in MiniMed’s Form 8-K filed with the SEC on March 9, 2026.

Ms. Burman will serve as a class II director whose term expires at the 2027 annual meeting of stockholders.

Ms. Burman currently serves as Senior Vice President & President, Neurovascular at Medtronic plc (“Medtronic”). From May 2020 to May 2024, Ms. Burman served as Vice President & General Manager, Enabling Technologies: Cranial & Spinal Technologies at Medtronic. Prior to these roles, Ms. Burman held various leadership positions at Medtronic over a tenure spanning more than 19 years, including Vice President & General Manager, Pelvic Health & Gastric Therapies, Neurosciences Vice President of Strategic Planning & Communications, and Director of Marketing, US Pain Stimulation & Targeted Drug Delivery, as well as earlier marketing and market development roles. Ms. Burman holds a B.A. in Communication Studies, with an emphasis in Public Relations from Virginia Tech.

Ms. Burman does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding pursuant to which she was selected as a director of the Board.

For so long as Medtronic is an affiliate of MiniMed, Ms. Burman, as an employee of Medtronic, will receive no compensation for her service on the Board. Thereafter, Ms. Burman’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of MiniMed as described in MiniMed’s Form 8-K filed with the SEC on March 9, 2026.

Item 5.08	Shareholder Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

2026 Annual Meeting of Stockholders

The Board has established that MiniMed’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) will be held virtually on Friday, October 9, 2026 at 9:00 a.m. Pacific Time. The Board has fixed the close of business on Tuesday, August 11, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournment or postponement thereof.

To be included in the proxy materials for the 2026 Annual Meeting, stockholder proposals submitted in compliance with Rule 14a-8 must be received in writing at the following address, MiniMed Group Inc., Attention: Corporate Secretary, 18000 Devonshire St., Northridge, CA 91325, no later than July 26, 2026, which MiniMed has determined to be a reasonable time before it expects to begin printing and distributing its proxy materials for the 2026 Annual Meeting.

In accordance with the Bylaws, if an eligible stockholder wishes to make a nomination for director, or wishes to introduce any business at the 2026 Annual Meeting, such stockholder must give MiniMed advance notice in accordance with the MiniMed’s Bylaws. To be timely, MiniMed must receive such notice for its 2026 Annual Meeting at the address set forth above no later than July 17, 2026.

All proposals, nominations, and/or notices must be delivered to MiniMed in compliance with all applicable Delaware law, SEC rules and regulations and MiniMed’s bylaws.

Item 9.01	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MiniMed Group, Inc.

Date: June 29, 2026	By:	/s/ Bryan F. Kelly
	Name:	Bryan F. Kelly
	Title:	Senior Counsel, Securities & Corporate Governance, Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).